EXHIBIT 99

FOR IMMEDIATE RELEASE

Media Contact: Lynne Dragomier

Maytag Corporate Communications

(641) 787-7711

ldragomier@maytag.com

MAYTAG ANNOUNCES SECOND QUARTER RESULTS

•	Second quarter sales declined slightly from the same period last year due to continuing weakness at Hoover.

•	Rising material costs and unabsorbed factory burden impacted operating income.

•	Charges for legal contingencies, restructuring, goodwill impairment and a work stoppage at the Newton Laundry Products plant significantly impacted the quarter.

•	As a result of the items noted above, Maytag reported 52 cents per share net loss for the quarter.

•	Maytag International and Maytag Services growth trend continues.

•	Galesburg plant closing and recently announced ‘One Company’ restructuring are on course for year-end completion and to achieve expected results going forward.

NEWTON, IOWA—(July 23, 2004)—Maytag (NYSE: MYG) today reported second quarter consolidated sales of $1.15 billion, down 1 percent from $1.16 billion in the same period of 2003.

Lower Hoover floor care sales as well as higher material costs and lower burden absorption negatively affected reported results compared with prior year. Also impacting second quarter results were contingent liabilities recorded for pending litigation, restructuring charges, and a goodwill impairment charge. Reported net loss for the second quarter of 2004 was $41.1 million, or 52 cents per share, as compared with net income of $25.2 million or 32 cents per share in 2003.

Contingent liabilities for pending litigation recorded in the second quarter include an increased reserve for early generation front-load washer litigation and for an adverse judgment involving the termination of a commercial distributorship for Amana products that occurred prior to Maytag’s acquisition of the Amana business.

The second quarter earnings (loss) per share for 2004 and 2003 included the following items:

	Three Months Ended
	July 3 2004	June 28 2003
Diluted Earnings (Loss) Per Share	$(0.52)	$0.32

Included in diluted earnings (loss) per share (net of tax) were the following charges:
Restructuring and related charges—Galesburg	0.13	0.10
Restructuring and related charges—reorganization	0.11	0.14
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—

Commenting on the second quarter, Maytag chairman and CEO Ralph Hake stated, “Our operational performance was disappointing. The Housewares segment loss had the largest impact because we anticipated a recovery at Hoover floor care. Within our Major Appliances segment, Maytag Appliances underperformed because of material costs, under-absorbed burden and the strike at our Newton, Iowa, facility. However, several major risks have been addressed, including the Newton work stoppage and costs related to early generation front-load washer litigation. Our ‘One Company’ cost savings plans, which will lower our cost structure dramatically, are on track.”

Sales decreased in the Commercial Products segment, primarily due to a decline in the vending industry. In addition, continued performance issues at Jade resulted in a goodwill impairment charge.

Maytag Appliances sales increased in the second quarter but less than industry unit growth of 9.7 percent. “In the second quarter we gave back our first quarter branded market share gains, and some OEM share. We expect sales to improve in the last half of the year as we introduce new products, which customers are anticipating,” Hake commented.

Hake noted that the new contract ratified by union employees of Maytag’s Newton Laundry Products operations, which followed a three-week work stoppage, provides an improved cost structure and a continuation of supply. The financial impact of the work stoppage to the second quarter exceeded $5 million in direct costs. A contract with union employees at Maytag’s Amana, Iowa, Refrigeration Products plant will expire in September. Maytag’s Galesburg, Illinois, Refrigeration Products plant is scheduled to cease production in September, and the company’s new Reynosa, Mexico, refrigeration plant is operational.

“In refrigeration, there is strong demand for the new Jenn-Air French door bottom-freezer model, and new Amana and Maytag French door bottom-freezer models are being launched in the second half. In laundry, Neptune top-load laundry is selling well; the Neptune Drying Center is seeing a sales lift with our recent incentives, and we expect the new Maytag under-counter laundry products, sourced from Samsung, to be well-received when they are launched this fall. In cooking, new Jenn-Air and Maytag double oven ranges and other refreshed models are planned to be in the marketplace in the third quarter,” Hake said.

In addition to the new product launch schedule, Hake said other positive trends include Maytag International’s good performance as it expands its customer base in key markets, and Maytag Services’ continuing growth with its all-brand service and parts programs.

In June, Maytag announced a comprehensive restructuring expected to yield $150 million in annual cost savings. The restructuring, which will consolidate the Hoover floor care business, Maytag Appliances business and corporate headquarters organizations, is expected to lower the company’s cost structure and increase marketplace competitiveness. The restructuring is on track for completion by year-end.

Hoover continues to be challenged by loss of market share. “Our strategy is to introduce innovative products and reduce cost structure. Hoover has launched nine of the 15 new products expected this year. We should be better positioned at the high end of the floor care pricing spectrum with new products scheduled for early 2005,” Hake said.

Six Month Performance

Maytag’s sales in the first six months of 2004 amounted to $2.37 billion, up 3.1 percent from sales of $2.30 billion in the first six months of 2003. Operating income was $30.2 million, down 74.8 percent from $119.6 million in the year-earlier period.

Reported net loss for the first six months of 2004 was $2.4 million, or 3 cents per share. In the first six months of 2003, Maytag’s reported net income was $59.7 million, or 76 cents per share. The earnings (loss) per share for the first six months of 2004 and 2003 included the following items:

	Six Months Ended
	July 3 2004	June 28 2003
Diluted Earnings (Loss) Per Share	$(0.03)	$0.76

Included in diluted earnings (loss) per share (net of tax) were the following charges:
Restructuring and related charges—Galesburg	0.20	0.18
Restructuring and related charges—reorganization	0.11	0.14
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Loss from discontinued operations	—	0.01

Full-Year Expectations

Free cash flow (cash flow from operations less capital expenditures) is expected to be $125 to $150 million for the year. In addition, the company made a $20 million contribution to the pension plan in the second quarter, completing the $90 million in voluntary contributions planned for the year.

Commenting on earnings expectations for the full year 2004, Hake said that additional increases in steel costs beginning in July and actions to reduce inventory levels will negatively impact second half results.

These items will be partially offset by savings from the company’s restructuring activities and by lower pension and postretirement medical costs associated with the Newton contract. The restructuring benefits will have more impact in the fourth quarter than in the third.

As a result, the company now expects full-year reported earnings per share in the range of 20 to 30 cents. The 2004 full-year guidance includes restructuring charges of approximately 80 cents per share.

Maytag Corporation is a leading producer of home and commercial appliances. Its products are sold to customers throughout North America and in international markets. The corporation’s principal brands include Maytag®, Hoover®, Jenn-Air®, Amana®, Dixie-Narco® and Jade®

Quarterly Conference Call

The corporation has scheduled a conference call today to discuss its performance with members of the financial community. During the call, Maytag’s CEO Ralph F. Hake and CFO George Moore will comment on various aspects of the results and answer questions.

The conference call will be at 8:30 a.m. CT on Friday, July 23. Persons wishing to participate in the call should telephone 888-722-1090 at 8:20 a.m. CT (international participants should dial 303-957-1251.) Connections will be made as quickly as possible, but a wait of 10 minutes is not uncommon. For those who are unable to participate in the 8:30 a.m. call, the conference call will be recorded and available by telephone from 10:30 a.m. CT July 23 until 10:30 a.m. CT July 26. Persons interested in listening to the conference call tape should call 800-633-8284 (or internationally 402-977-9140) and use access code number 21200683.

Additionally, Maytag’s conference call will be distributed live over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). The audio webcast can also be accessed through Maytag’s Web site, www.maytagcorp.com, by clicking on the “Corporate News Center” and then “Conference Calls.” To listen to the live call, persons should go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary computer audio software. For persons unable to listen to the live Internet broadcast, replays will be available on both the Maytag and CCBN Web sites.

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Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. For a description of such factors, refer to “Forward-Looking Statements” in the Management’s Discussion and Analysis section of Maytag’s Annual Report on Form 10-K for the year ended January 3, 2004, and each quarter’s 10-Q.

SECOND QUARTER SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)

	2004	2003	% Change
Major Appliances	$906,165	$885,138	2.4
Housewares	143,964	166,511	(13.5)
Commercial Products	102,100	111,244	(8.2)

Consolidated	$1,152,229	$1,162,893	(0.9)

OPERATING INCOME (LOSS) (in thousands)

	2004	2003	% Change
Major Appliances	$(4,593)	$54,495	(108.4)
Housewares	(13,499)	(1,266)	(966.3)
Commercial Products	(5,947)	12,062	(149.3)
General Corporate & Other	(9,399)	(13,883)	32.3

Reported	$(33,438)	$51,408	(165.0)

Included in operating income (loss)
Restructuring and related charges-Major Appliances	$23,482	$17,141
Front-load washer litigation-Major Appliances	18,500	—
Restructuring and related charges-Housewares	3,423	9,516
Restructuring and related charges-Commercial Products	69	132
Goodwill impairment-Commercial Products	9,600	—
Restructuring and related charges-General Corporate & Other	878	1,139

NET INCOME (LOSS) (in thousands)

	2004	2003	% Change
Reported	$(41,084)	$25,234	(262.8)

Included in net income (loss) (net of tax)
Restructuring and related charges	$18,879	$18,806
Goodwill impairment-commercial products	9,600	—
Front-load washer litigation	12,488	—
Adverse judgment on pre-acquisition distributor lawsuit	7,091	—
Loss from discontinued operations	—	286

BASIC EARNINGS (LOSS) PER SHARE

	2004	2003	% Change
Reported	$(0.52)	$0.32	(261.8)

Included in basic earnings (loss) per share (net of tax)
Restructuring and related charges	$0.24	$0.24
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—

Basic weighted-average shares outstanding (thousands)	79,012	78,467

DILUTED EARNINGS (LOSS) PER SHARE

	2004	2003	% Change
Reported	$(0.52)	$0.32	(262.1)

Included in diluted earnings (loss) per share (net of tax)
Restructuring and related charges	$0.24	$0.24
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Diluted weighted average shares outstanding (thousands)	79,012	78,622

FIRST HALF SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)

	2004	2003	% Change
Major Appliances	$1,853,438	$1,716,006	8.0
Housewares	322,744	380,481	(15.2)
Commercial Products	194,991	202,412	(3.7)

Consolidated	$2,371,173	$2,298,899	3.1

OPERATING INCOME (LOSS) (in thousands)

	2004	2003	% Change
Major Appliances	$50,386	$99,631	(49.4)
Housewares	5,496	28,302	(80.6)
Commercial Products	(2,044)	17,312	(111.8)
General Corporate & Other	(23,644)	(25,647)	7.8

Reported	$30,194	$119,598	(74.8)

Included in operating income (loss)
Restructuring and related charges-Major Appliances	$31,477	$26,528
Front-load washer litigation-Major Appliances	18,500	—
Restructuring and related charges-Housewares	3,423	9,516
Restructuring and related charges-Commercial Products	69	132
Goodwill impairment-Commercial Products	9,600	—
Restructuring and related charges-General Corporate & Other	878	1,139

NET INCOME (LOSS) (in thousands)

	2004	2003	% Change
Reported	$(2,360)	$59,714	(104.0)

Included in net income (loss) (net of tax)
Restructuring and related charges	$24,196	$25,001
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation	12,488	—
Adverse judgment on pre-acquisition distributor lawsuit	7,091	—
Loss from discontinued operations	—	404

BASIC EARNINGS (LOSS) PER SHARE

	2004	2003	% Change
Reported	$(0.03)	$0.76	(103.9)

Included in basic earnings (loss) per share (net of tax)
Restructuring and related charges	$0.31	$0.32
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Loss from discontinued operations	—	0.01

Basic weighted-average shares outstanding (thousands)	78,929	78,416

DILUTED EARNINGS (LOSS) PER SHARE

	2004	2003	% Change
Reported	$(0.03)	$0.76	(104.2)

Included in diluted earnings (loss) per share (net of tax)
Restructuring and related charges	$0.31	$0.32
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.16	—
Diluted weighted average shares outstanding (thousands)	78,929	78,597

MAYTAG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (unaudited)

(In thousands, except per share data)

	Second Quarter Ended
	July 3 2004	June 28 2003
Net sales	$1,152,229	$1,162,893
Cost of sales	1,003,726	948,880

Gross profit	148,503	214,013
Selling, general and administrative expenses	125,989	134,677
Restructuring and related charges	27,852	27,928
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation	18,500	—

Operating income (loss)	(33,438)	51,408
Interest expense	(13,215)	(14,279)
Adverse judgment on pre-acquisition distributor lawsuit	(10,505)	—
Other income (loss)	55	177

Income (loss) from continuing operations before income taxes	(57,103)	37,306
Income taxes	(16,019)	11,786

Income (loss) from continuing operations	(41,084)	25,520
Loss from discontinued operations, net of tax	—	(286)

Net income (loss)	$(41,084)	$25,234

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.52)	$0.33
Discontinued operations	—	—
Net income (loss)	$(0.52)	$0.32

Basic weighted-average shares outstanding	79,012	78,467

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.52)	$0.32
Discontinued operations	—	—
Net income (loss)	$(0.52)	$0.32

Diluted weighted-average shares outstanding	79,012	78,622

Earnings per share totals may not be additive due to rounding

MAYTAG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 3 2004	January 3 2004	June 28 2003
	(Unaudited)		(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$7,492	$6,756	$5,581
Accounts receivable - net	636,929	596,832	665,123
Inventories	591,588	468,345	521,977
Deferred income taxes	61,335	63,185	69,307
Other current assets	89,329	94,030	48,819
Discontinued current assets	69,941	75,175	76,177

Total current assets	1,456,614	1,304,323	1,386,984

Noncurrent assets	574,949	612,546	629,413
Discontinued noncurrent assets	61,069	60,336	61,907

Total noncurrent assets	636,018	672,882	691,320

Property, plant and equipment	991,443	1,046,935	1,056,845

Total assets	$3,084,075	$3,024,140	$3,135,149

LIABILITIES AND SHAREOWNERS’ EQUITY

Current liabilities
Accounts payable	$423,950	$466,734	$355,929
Accrued liabilities	334,507	315,323	335,800
Notes payable and current portion of long-term debt	223,982	95,994	209,785
Discontinued current liabilities	100,962	105,739	101,939

Total current liabilities	1,083,401	983,790	1,003,453

Long-term debt, less current portion	870,546	874,832	908,957

Postretirement benefit liability	541,380	538,105	530,545

Accrued pension cost	337,407	398,495	458,765

Other noncurrent liabilities	188,888	144,341	122,531

Total discontinued noncurrent liabilities	18,766	18,766	21,817

Shareowners’ equity	43,687	65,811	89,081

Total liabilities and shareowners’ equity	$3,084,075	$3,024,140	$3,135,149

MAYTAG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Six Months Ended
	July 3 2004	June 28 2003
Operating activities
Net income (loss)	$(2,360)	$59,714
Net loss from discontinued operations	—	404
Depreciation and amortization	84,066	81,006
Deferred income taxes	21,903	22,103
Restructuring and related charges, net of cash	29,032	29,801
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation	18,500	—
Adverse judgment on pre-acquisition distributor lawsuit	10,505	—
Change in working capital	(207,738)	(127,956)
Pension expense	31,866	33,300
Pension contributions	(92,744)	(66,757)
Postretirement benefit liability	3,275	13,035
Other	45,133	60,801

Net cash (used in) provided by continuing operating activities	(48,962)	105,451

Investing activities
Capital expenditures-continuing operations	(48,872)	(85,626)

Financing activities
Net proceeds in financing obligations	125,464	7,239
Dividends	(28,395)	(28,213)
Stock repurchase	—	(1,021)
Other	1,699	(441)

Financing activities-continuing operations	98,768	(22,436)

Effect of exchange rates	(198)	86

Increase (decrease) in cash and cash equivalents	736	(2,525)
Cash and cash equivalents at beginning of period	6,756	8,106

Cash and cash equivalents at end of period	$7,492	$5,581